UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 31, 2018

CreditRiskMonitor.com, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-8601	36-2972588
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

704 Executive Boulevard
Valley Cottage, NY 10989
(Address of principal executive offices, including zip code)

(845) 230-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 31, 2018, CreditRiskMonitor.com, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”). Shareholders voted on the following proposals:

1.	To elect five directors for the coming year; and

2.	To ratify the selection of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

The proposals presented at the Meeting are described in more detail in the Company’s Proxy Statement on Schedule 14A that was filed with the United States Securities and Exchange Commission on June 25, 2018. As of June 11, 2018, the record date for the Meeting, there were 10,722,401 shares of the Company’s common stock issued and outstanding and eligible to be voted at the Meeting. A total of 9,873,144 shares were represented in person or by proxy at the Meeting, which constituted a quorum to conduct business at the Meeting. With a majority of the outstanding shares voting either by proxy or in person, our shareholders approved both proposals, with voting as follows:

Proposal 1.	Election of Five Directors

	For	Against	Abstain/Withheld	Broker Non-Votes

Jerome S. Flum	6,761,112	-	17,514	3,094,518
Andrew J. Melnick	6,775,715	-	2,911	3,094,518
Jeffrey S. Geisenheimer	6,775,715	-	2,911	3,094,518
Joshua M. Flum	6,742,157	-	36,469	3,094,518
Richard J. James	6,673,554	-	105,072	3,094,518

Proposal 2.	Ratification of the Selection of the Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes

9,592,705	16,233	264,206	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDITRISKMONITOR.COM, INC.

Date: August 1, 2018	By:	/s/ Lawrence Fensterstock
Lawrence Fensterstock
Chief Financial Officer
(Principal Financial and Accounting Officer)